UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2013 (August 6, 2013)

GASTAR EXPLORATION LTD.

GASTAR EXPLORATION USA, INC.

(Exact Name of Registrant as Specified in its Charter)

Alberta, Canada	001-32714	98-0570897
Delaware	001-35211	38-3531640
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650 Houston, Texas		77010
(Address of principal executive offices)		(ZIP Code)

(713) 739-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on July 9, 2013, on July 2, 2013, Gastar Exploration USA, Inc. (“Gastar USA”), a subsidiary of Gastar Exploration Ltd. (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Newfield Exploration Mid-Continent Inc. (“Newfield”), dated July 2, 2013, pursuant to which (i) Newfield will acquire approximately 76,000 net acres of undeveloped oil and gas leasehold interests in Kingfisher and Canadian Counties, Oklahoma from Gastar USA, for a cash purchase price of approximately $62.0 million (the “Purchase Price”), subject to customary adjustments and (ii) Gastar USA will acquire approximately 2,260 net acres of Oklahoma undeveloped oil and gas leasehold interests from Newfield (the “Gastar Acquired Acreage”) through a downward adjustment to the Purchase Price.

The Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Purchase Agreement.

On August 6, 2013, pursuant to the Purchase Agreement, Gastar USA completed the disposition of approximately 76,000 net acres of undeveloped oil and gas leasehold interests in Kingfisher and Canadian Counties, Oklahoma for expected total net proceeds of approximately $60.1 million, subject to additional adjustment for an acquisition effective date of May 1, 2013 and net of a downward adjustment for the 1,850 net acres of Gastar Acquired Acreage.

The disposition of undeveloped oil and gas leasehold interests is accounted for as an adjustment of capitalized costs, with no gain recognized as such adjustment would not significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the Company’s full cost pool. Therefore, this transaction has no impact on the statement of operations.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On August 7, 2013, the Company announced the closing of Gastar USA’s disposition described in Item 2.01 of this Current Report on Form 8-K. A copy of the Company’s press release, dated August 7, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached press release included as Exhibit 99.1 to this report is deemed to be “furnished” solely pursuant to Item 7.01 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or the exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is a list of exhibits furnished or filed as part of this Form 8-K.

Exhibit No.	Description of Document

2.1	Purchase and Sale Agreement, dated as of July 2, 2013, by and among Newfield Exploration Mid-Continent Inc. and Gastar Exploration USA, Inc.

99.1	Press Release dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2013	GASTAR EXPLORATION LTD.

	By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

GASTAR EXPLORATION USA, INC.

	By:	/s/ J. Russell Porter
J. Russell Porter
President

EXHIBIT LIST

Exhibit No.	Description of Document

2.1	Purchase and Sale Agreement, dated as of July 2, 2013, by and among Newfield Exploration Mid-Continent Inc. and Gastar Exploration USA, Inc.

99.1	Press Release dated August 7, 2013.

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